EXHIBIT 99.2
Exide Technologies
Consolidated Adjusted EBITDA Reconciliation
Three Months and Year Ended March 31, 2005
(in millions)
	Quarter Ended		Fiscal Year Ended
	March 31		March 31
	2005	2004	2005	2004
Net income(loss)	$(70.7)	$(50.4)	$1,255.5	$(114.1)

Interest expense, net	9.9	24.3	48.0	99.0

Income tax provision(benefit)	0.9	(1.4)	29.2	3.3

Fresh Start accounting adjustments, net			(228.4)

Gain on discharge of liabilities subject to compromise			(1,558.8)

EBIT(excluding FreshStart accounting adjustments and	(59.9)	(27.5)	(454.5)	(11.8)

gain on discharge of liabilities subject to compromise)
Depreciation and amortization	24.6	25.8	116.6	97.8

Goodwill impairment			399.4

Reorganization items,net	2.7	20.3	26.8	67.1

Restructuring and impairment	33.5	33.8	47.0	52.7

Other restructuring costs included in COGS and SGA	2.0		4.9	0.8

Currency remeasurement loss(gain)	1.1	(3.6)	19.9	(43.9)

Loss on sale of accounts receivable		2.0		11.3

Unrealized gain on revaluation of warrants	(1.6)		(63.1)

Loss(gain)on sale of capital assets	5.4	(4.9)	6.7	(9.7)

Non cash increase in COGS from FreshStart inventory			3.5

Adoption of new accounting standard				15.6

Other non cash losses/(gains)	0.1	0.1		0.5

Adjusted EBITDA	$7.9	$46.0	$107.2	$180.4